EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                         EXCLUDING INTEREST ON DEPOSITS
                                   (millions)

                                                          1997     1996     1995     1994     1993
                                                         ------   ------   ------   ------   ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes              $2,171   $1,931   $1,034   $1,380   $1,094
Adjustments:
   (a) Fixed charges:
       (1) Interest on borrowed funds                       567      685    1,278      990      752
       (2) 1/3 of rent                                       49       52       50       51       52
   (b) Preferred dividends                                  103      118       62       49       60
                                                         ------   ------   ------   ------   ------
   (c) Adjusted earnings                                 $2,890   $2,786   $2,424   $2,470   $1,958
                                                         ======   ======   ======   ======   ======

Fixed charges and preferred dividends                    $  719   $  855   $1,390   $1,090   $  864
                                                         ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                           4.02x    3.26x    1.74x    2.27x    2.27x
                                                         ======   ======   ======   ======   ======

                         INCLUDING INTEREST ON DEPOSITS

                                                          1997     1996     1995     1994     1993
                                                         ------   ------   ------   ------   ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes              $2,171   $1,931   $1,034   $1,380   $1,094
Adjustments:
   (a) Fixed charges:
         (1) Interest on borrowed funds                     567      685    1,278      990      752
         (2) 1/3 of rent                                     49       52       50       51       52
         (3) Interest on deposits                         1,654    1,754    1,726    1,170    1,165
   (b) Preferred dividends                                  103      118       62       49       60
                                                         ------   ------   ------   ------   ------
   (c) Adjusted earnings                                 $4,544   $4,540   $4,150   $3,640   $3,123
                                                         ======   ======   ======   ======   ======

Fixed charges and preferred dividends                    $2,373   $2,609   $3,116   $2,260   $2,029
                                                         ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                           1.92x    1.74x    1.33x    1.61x    1.54x
                                                         ======   ======   ======   ======   ======

                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                 TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                                   (millions)

                                                          1997     1996     1995     1994     1993
                                                         ------   ------   ------   ------   ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes              $2,171   $1,931   $1,034   $1,380   $1,094
Adjustments:
  (a) Fixed charges:
         (1) Interest on borrowed funds                     567      685    1,278      990      752
         (2) 1/3 of rent                                     49       52       50       51       52
                                                         ------   ------   ------   ------   ------
  (b) Adjusted earnings                                  $2,787   $2,668   $2,362   $2,421   $1,898
                                                         ======   ======   ======   ======   ======

Fixed charges                                            $  616   $  737   $1,328   $1,041   $  804
                                                         ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                           4.53x    3.62x    1.78x    2.33x    2.36x
                                                         ======   ======   ======   ======   ======

                         INCLUDING INTEREST ON DEPOSITS

                                                          1997     1996     1995     1994     1993
                                                         ------   ------   ------   ------   ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes              $2,171   $1,931   $1,034   $1,380   $1,094
Adjustments:
  (a) Fixed charges:
         (1) Interest on borrowed funds                     567      685    1,278      990      752
         (2) 1/3 of rent                                     49       52       50       51       52
         (3) Interest on deposits                         1,654    1,754    1,726    1,170    1,165
                                                         ------   ------   ------   ------   ------
  (b) Adjusted earnings                                  $4,441   $4,422   $4,088   $3,591   $3,063
                                                         ======   ======   ======   ======   ======

Fixed charges                                            $2,270   $2,491   $3,054   $2,211   $1,969
                                                         ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                           1.96x    1.78x    1.34x    1.62x    1.56x
                                                         ======   ======   ======   ======   ======